EXHIBIT 99.1

GROUP AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Pure Cycle Corporation, a Colorado corporation (the “Corporation”).

WHEREAS, Maran Capital Management, LLC, a Delaware limited liability company (“MCM”), Maran Partners Fund, LP, a Delaware limited partnership (“MPF”), Maran Partners GP, LLC, a Delaware limited liability company (“MPGP”), Maran SPV1 LP, a Delaware limited partnership (“MSPV1”), Maran SPV GP, LLC, a Colorado limited liability company (“MSPVGP”), Plaisance SPV I, LLC (“PSPVI”) and Daniel J. Roller (collectively, “Maran”), Anya Civitella, R. Rimmy Malhotra, John D. McAnnar and Ian K. Patel (collectively, the “Group”) wish to form a group for the purpose of (i) seeking representation on the Board of Directors of the Corporation (the “Board”) at the 2027 annual meeting of shareholders of the Corporation (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), (ii) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board at the Annual Meeting, (iii) taking such other actions as the Group deems advisable in connection with their respective investment in the Corporation, and (iv) taking all other action necessary or advisable to achieve the foregoing (collectively, the “Purpose”).

NOW, IT IS AGREED, this 4th day of August, 2026 by the parties hereto:

1.	In the event that the Group becomes obligated to file a statement on Schedule 13D while this agreement (the “Agreement”) is in effect, in accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Corporation. Each member of the Group shall be responsible for the accuracy and completeness of his/her/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.	So long as this Agreement is in effect, each of Ms. Civitella, Mr. Malhotra, Mr. McAnnar and Mr. Patel agrees to provide Maran written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Corporation which he or she has, or would have, direct or indirect beneficial ownership so that Maran has an opportunity to review the potential implications of any such transaction in the securities of the Corporation and pre-clear any such potential transaction in the securities of the Corporation by Ms. Civitella, Mr. Malhotra, Mr. McAnnar and Mr. Patel. Each of Ms. Civitella, Mr. Malhotra, Mr. McAnnar and Mr. Patel agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Corporation without the prior written consent of Maran.

3.	So long as this Agreement is in effect, each of the undersigned shall provide written notice to Daniel J. Roller of (i) any of their purchases or sales of securities of the Corporation, or (ii) any securities of the Corporation over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

4.	Each of the undersigned agrees to form the Group for the Purpose.

5.	MCM, MPF, MPGP, MSPV1, MSPVGP and PSPVI shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agree to pay directly all such pre-approved expenses on a pro rata basis between MCM, MPF, MPGP, MSPV1, MSPVGP and PSPVI through a certain account managed by MPF (the “Maran Account”) based on the number of securities of the Corporation in the aggregate beneficially owned by each of MCM, MPF, MPGP, MSPV1, MSPVGP and PSPVI on the date hereof.

6.	Each of the undersigned agrees that any SEC filing, press release or stockholders communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall first be approved by Maran, or its representatives, which approval shall not be unreasonably withheld.

7.	The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as provided in Sections 2 and 3, nothing herein shall restrict any party’s right to purchase or sell securities of the Corporation, as he/she/it deems appropriate, in his/her/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

8.	This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as physical delivery of the paper document bearing the original signature.

9.	This Agreement is governed by and will be construed in accordance with the laws of the State of Colorado. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Corporation, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of [Colorado].

10.	The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 5 and Section 9, which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 4 or as otherwise agreed to by the parties. Notwithstanding the foregoing, any party hereto may terminate his/her/its obligations under this Agreement (other than those set forth in Section 5 and Section 9) and withdraw from this Group on 24 hours’ written notice to all other parties, with a copy by email to Daniel J. Roller at droller@marancapital.com.

11.	The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto; provided, however, that new members may join the Group by executing a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement as a member of the Group with the prior written consent of Maran, with no further action on the part of any party hereto.

12.	Each party acknowledges that Maran’s counsel shall act as counsel for the Group relating to their investment in the Corporation.

13.	Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MARAN PARTNERS FUND, LP

By:	Maran Partners GP, LLC, its General Partner

By:	/s/ Daniel J. Roller
Name:	Daniel J. Roller
Title:	Managing Member
MARAN CAPITAL MANAGEMENT, LLC

By:	/s/ Daniel J. Roller
Name:	Daniel J. Roller
Title:	Managing Member

MARAN PARTNERS GP, LLC

By:	/s/ Daniel J. Roller
Name:	Daniel J. Roller
Title:	Managing Member

MARAN SPV1 LP

By:	Maran SPV GP, LLC, its General Partner

By:	/s/ Daniel J. Roller
Name:	Daniel J. Roller
Title:	Managing Member

MARAN SPV GP, LLC

By:	/s/ Daniel J. Roller
Name:	Daniel J. Roller
Title:	Managing Member

PLAISANCE SPV I, LLC

By:	/s/ Daniel J. Roller
Name:	Daniel J. Roller
Title:	Managing Member

DANIEL J. ROLLER

/s/ Daniel J. Roller

ANYA CIVITELLA

/s/ Anya Civitella

JOHN D. MCANNAR

/s/ John D. McAnnar

R. RIMMY MALHOTRA

/s/ R. Rimmy Malhotra

IAN K. PATEL

/s/ Ian K. Patel